U. S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              inCall Systems, Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                                     NEVADA
         --------------------------------------------------------------
         (State or other jurisdiction of incorporation or organization)

                                   91-1932068
                      ------------------------------------
                      (IRS Employer Identification Number)

            2764 Lake Sahara Drive, Suite 115 Las Vegas, Nevada 89117
                    (Address of principal executive offices)

                      Nevada State Corporate Network, Inc.
                        2764 Lake Sahara Drive, Suite 115
                             Las Vegas, Nevada 89117
                     (Name and address of agent for service)

                                 (702) 838-8599
          (Telephone number, including area code of agent for service)

                            STOCK COMPENSATION PLAN 1
                            -------------------------
                            (Full title of the Plans)

                                    Copy to:
                                  Marc Crimeni
                              1111 Melville Street
                                    Suite 610
                          Vancouver, BC, Canada V6E 3V6

                         CALCULATION OF REGISTRATION FEE


-------------------------------------------------------------------------------
                                        Proposed       Proposed
                                        maximum        maximum
                                        offering       aggregate   Amount of
Title of securities   Amount to be      price          offering    registration
to be registered      registered        per share(2)   price (2)   fee (3)
-------------------------------------------------------------------------------
Common Stock,        1,000,000          $.15         $150,000.00   $12.13
$.001 par value
                   ------------                                   ------------
      TOTAL          1,000,000                                     $12.13
-------------------------------------------------------------------------------

                                     PART I

Note: The document(s) containing the information concerning the 2003 Stock Compensation Plan 1 (the "Plan") of inCall Systems, Inc., a Nevada corporation (the "Registrant" or the "Company"), dated February 15, 2003 required by Item 1 of Form S-8 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the statement of availability of registrant information, consulting agreement and other information required by Item 2 of Form S-8 will be sent or given to participants as specified in Rule 428. In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this registration statement on Form S-8 (the "Registration Statement") or as prospectuses or prospectus supplements pursuant to Rule 424. The Company will maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the Company shall furnish to the Commission or its staff a copy or copies of all of the documents included in such file.

References in this document to "us," "we," or "the Company" refer to inCall Systems, Inc., its predecessor and its subsidiaries, if any.

                                     PART II

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed with the Securities and Exchange Commission are hereby incorporated by reference:

(a) From 10KSB filed May 21, 2003 for the Company for the fiscal year ended December 31, 2002.

(b) From 8K filed March 5, 2003 for the Company.

(c) Form 10-QSB filed June 16, 2003 for the Company for the three month periods ending March 31, 2003.

All documents filed by us with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated in this Registration Statement by reference and to be a part hereof from the date of filing of such documents.
All other reports filed by us pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 2002.

Any statement contained in this Registration Statement, in a supplement to this Registration Statement or in a document incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed supplement to this Registration Statement or in any document that is subsequently incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES

We are authorized to issue 75,000,000 shares, 65,000,000 of $0.001 par value common stock and 10,000,000 preferred stock. As of December 31, 2002 we had a total of 12,033,706 shares of Common Stock issued and outstanding.

Common Stock
-------------------

The holders of Common Stock have one vote per share on all matters (including election of directors) without provision for cumulative voting. Thus, holders of more than 50% of the shares voting for the election of directors can elect all of the directors, if they choose to do so. The Common Stock is not redeemable and has no conversion or preemptive rights.

The Common Stock currently outstanding is validly issued, fully paid and non-assessable. In the event of our liquidation, the holders of Common Stock will share equally in any balance of our assets available for distribution to them after satisfaction of creditors and the holders of our senior securities, whatever they may be. We may pay dividends, in cash or in securities or other property when and as declared by the Board of Directors from funds legally available therefore, but we have paid not paid cash dividends on our Common Stock.

Preferred Stock
-------------------

No preferred stock has been issued as of the date of the Registration Statement.

Transfer Agent, Registrar and Warrant Agent
-------------------------------------------------------

We have appointed Signature Stock Transfer, Inc., 2301 Ohio Drive, Suite 100, Plano, Texas 75093, as our transfer agent for the Common Stock. Their phone number is 972-612-4120.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Certificate of Incorporation and the by-laws of the Company provide that the Company is required and permitted to indemnify its officers and directors, employees and agents under certain circumstances. The Company will enter into indemnification agreements with each of its directors and executive officers pursuant to which the Company agrees to indemnify each such person for all expenses and liabilities, including criminal monetary judgments, penalties and fines, incurred by such person in connection with any criminal or civil action brought or threatened against such person by reason of such person being or having been an officer or director or employee of the Company. In order to be entitled to indemnification by the Company, such person must have acted in good faith and in a manner such person believed to be in the best interest of the Company and, with respect to criminal actions, such person must have had no reasonable cause to believe his or her conduct was unlawful.

The officers and directors of the Company are accountable to the Company and the Company's shareholders as fiduciaries, which means such officers and directors are required to exercise good faith and integrity in handling the Company's affairs. A shareholder of the Company may be able to institute legal action on behalf of that shareholder and all other similarly situated shareholders to recover damages when the Company has failed or refused to observe the law.

The Company and its officers and directors may not be liable to the Company's shareholders for errors in judgment or other acts or omissions other than intentional misconduct, fraud or a knowing violation of the law, since provisions have been made in the Certificate of Incorporation of the Company limiting such liability.

At present, the Company is not aware of any pending or threatened litigation or proceeding involving a director, officer, employee or agent of the Company in which indemnification would be required or permitted. The Company believes that its charter provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors and officers of the Company pursuant to the foregoing provisions or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

Not Applicable

ITEM 8. EXHIBITS

EXHIBIT

4.1      2003 Stock Compensation Plan 1, Dated February 15, 2003

5.1      Opinion re: legality

23.1     Consent of Labonte & Company, current independent auditors of
                  inCall Systems, Inc.

23.2     Consent of Lawrence S. Hartman (included in Exhibit 5.1 opinion letter)

ITEM 9. UNDERTAKINGS

1. The Registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

         (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

(b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona-fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be in the initial bona fide offering thereof.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia, Canada on June 27, 2003.

                              INCALL SYSTEMS, INC.

                              By: /s/ Marc Crimeni
                              ---------------------------------
                                      Marc Crimeni, President

                                   EXHIBIT 4.1

INCALL SYSTEMS, INC.

2003 Stock Compensation Plan 1 Dated February 15, 2003

Section1. Purpose; Definitions.

 1.1 Purpose. The purpose of the inCall Systems, Inc., (the "Company") 2003 Stock Compensation Plan 1 (the "Plan") is to enable the Company to offer to its key employees, officers, directors and consultants whose past, present and/or potential contributions to the Company and its Subsidiaries have been, are or will be important to the success of the Company, an opportunity to acquire a proprietary interest in the Company. The various types of compensation and long-term incentive awards which may be provided under the Plan will enable the Company to respond to changes in compensation practices, tax laws, accounting regulations and the size and diversity of its businesses.

1.2 Definitions. For purposes of the Plan, the following terms shall be defined as set forth below:

(a) "Agreement" means the agreement between the Company and the Holder setting forth the terms and conditions of an award under the Plan.

(b) "Board" means the Board of Directors of the Company.

(c) "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto and the regulations promulgated there under.

(d) "Committee" means the Compensation Committee of the Board or any other committee of the Board, which the Board may designate to administer the Plan or any portion thereof. The Committee shall consist of disinterested persons appointed by the Board who, during the one year period prior to commencement of service on the Committee, shall not have participated in, and while serving and for one year after serving on the Committee, shall not be eligible for selection as persons to whom awards of Stock may be allocated, or to whom Stock Options may be granted under the Plan or any other discretionary plan of the Company, under which participants are entitled to acquire Stock or Stock Options of the Company. If no Committee is so designated, then all references in this Plan to "Committee" shall mean the Board.

(e) "Common Stock" means the Common Stock of the Company, par value $.001 per share.

(f) "Company" means inCall Systems, Inc., a corporation organized under the laws of the State of Nevada.

(g) "Continuous Status as an Employee" means the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of sick leave, military leave, or any other leave of absence approved by the Board.

(h) "Employee" shall mean any person, including officers and directors, employed by the Company or any Parent or Subsidiary of the Company and for whom a withholding obligation exists under Section 3401 of the Code by the employing corporation, as applicable. The payment of a director's fee by the Company shall not be sufficient to constitute "employment" by the Company.

(i) "Deferred Stock" means Stock to be received, under an award made pursuant to
Section 8 below, at the end of a specified deferral period.

(j) "Disability" means disability as determined under procedures established by the Committee for purposes of the Plan.

(k) "Effective Date" means the date set forth in Section 11.

(l) "Fair Market Value", unless otherwise required by any applicable provision of the Code or any regulations issued there under, means, as of any given date:
(i) if the Common Stock is listed on a national securities exchange or quoted on the NASDAQ National Market or NASDAQ Small Cap Market, the last sale price of the Common Stock in the principal trading market for the Common Stock on the last trading day preceding the date of grant of an award hereunder, as reported by the exchange or NASDAQ, as the case may be; (ii) if the Common Stock is not listed on a national securities exchange or quoted on the NASDAQ National Market or NASDAQ Small Cap Market, but is traded in the over-the-counter market, the closing bid price for the Common Stock on the last trading day preceding the date of grant of an award hereunder for which such quotations are reported by the National Quotation Bureau, Incorporated or similar publisher of such quotations; and (iii) if the fair market value of the Common Stock cannot be determined pursuant to clause (i) or (ii) above, such price as the Committee shall determine, in good faith.

(m) "Holder" means a person who has received an award under the Plan.

(n) "Incentive Stock Option" means any Stock Option intended to be and designated as an "incentive stock option" within the meaning of Section 422 of the Code.

(o) "Non-Qualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

(p) "Normal Retirement" means retirement from active employment with the Company or any Subsidiary on or after age 65.

(q) "Other Stock-Based Award" means an award under Section 9 below that is valued in whole or in part by reference to, or is otherwise based upon, Stock.

(r) "Parent" means any present or future parent corporation of the Company, as such term is defined in Section 424(e) of the Code.

(s) "Plan" means the inCall Systems, Inc. 2003 Stock Compensation Plan 1, as hereinafter amended from time to time.

(t)  "Restricted  Stock" means Stock,  received  under an award made pursuant to
Section 7 below that is subject to restrictions under said Section 7.

(u) "SAR Value" [Intentionally omitted.]

(v) "Stock" means the Common Stock of the Company, par value $.001 per share.

(w) "Stock Appreciation Right" [Intentionally omitted.]

(x) "Stock Option" or "Option" means any option to purchase shares of Stock which is granted pursuant to the Plan.

(y) "Stock Reload Option" means any option granted under Section 5.3 as a result of the payment of the exercise price of a Stock Option and/or the withholding tax related thereto in the form of Stock owned by the Holder or the withholding of Stock by the Company.

(z) "Subsidiary" means any present or future subsidiary corporation of the Company, as such term is defined in Section 424(f) of the Code.

Section 2.        Administration.

2.1 Committee Membership. The Plan shall be administered by the Board or a Committee. Committee members shall serve for such term as the Board may in each case determine, and shall be subject to removal at any time by the Board.

2.2 Powers of Committee.  The Committee  shall have full  authority,  subject to
Section 4.2 hereof, to award, pursuant to the terms of the Plan: (i) Stock Options, (ii) Restricted Stock; (iii) Deferred Stock; (iv) Stock Reload Options; and/or (v) Other Stock-Based Awards. For purposes of illustration and not of limitation, the Committee shall have the authority (subject to the express provisions of this Plan):

(a) to select the officers, key employees, directors and consultants of the Company or any Subsidiary to whom Stock Options, Restricted Stock, Deferred Stock, Stock Reload Options and/or Other Stock-Based Awards may from time to time be awarded hereunder.

(b) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder (including, but not limited to, number of shares, share price, any restrictions or limitations, and any vesting, exchange, surrender, cancellation, acceleration, termination, exercise or forfeiture provisions, as the Committee shall determine);

(c) to determine any specified performance goals or such other factors or criteria which need to be attained for the vesting of an award granted hereunder;

(d) to determine the terms and conditions under which awards granted hereunder are to operate on a tandem basis and/or in conjunction with or apart from other equity awarded under this Plan and cash awards made by the Company or any Subsidiary outside of this Plan;

(e) to permit a Holder to elect to defer a payment under the Plan under such rules and procedures as the Committee may establish, including the crediting of interest on deferred amounts denominated in cash and of dividend equivalents on deferred amounts denominated in Stock;

(f) to determine the extent and circumstances under which Stock and other amounts payable with respect to an award hereunder shall be deferred which may be either automatic or at the election of the Holder; and

(g) to substitute (i) new Stock Options for previously granted Stock Options, which previously granted Stock Options have higher option exercise prices and/or contain other less favorable terms, and (ii) new awards of any other type for previously granted awards of the same type, which previously granted awards are upon less favorable terms.

2.3 Interpretation of Plan.

(a) Committee Authority. Subject to Section 10 hereof, the Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable, to interpret the terms and provisions of the Plan and any award issued under the Plan (and to determine the form and substance of all Agreements relating thereto), and to otherwise supervise the administration of the Plan. Subject to
Section 10 hereof, all decisions made by the Committee pursuant to the provisions of the Plan shall be made in the Committee's sole discretion and shall be final and binding upon all persons, including the Company, its Subsidiaries and Holders.

(b) Incentive Stock Options. Anything in the Plan to the contrary notwithstanding, no term or provision of the Plan relating to Incentive Stock Options (including but not limited to Stock Reload Options rights granted in conjunction with an Incentive Stock Option) or any Agreement providing for Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of the Holder(s) affected, to disqualify any Incentive Stock Option under such
Section 422.

Section 3. Stock Subject to Plan.

         3.1 Number of Shares. The total number of shares of Common Stock reserved and available for distribution under the Plan shall be 1,000,000 shares. Shares of Stock under the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares. If any shares of Stock that have been optioned cease to be subject to a Stock Option, or of any shares of

Stock that are subject to any Restricted Stock, Deferred Stock award, Stock Reload Option or Other Stock-Based Award granted hereunder are forfeited or any such award otherwise terminates without a payment being made to the Holder in the form of Stock, such shares shall again be available for distribution in connection with future grants and awards under the Plan. Only net shares issued upon a stock-for-stock exercise (including stock used for withholding taxes) shall be counted against the number of shares available under the Plan.

3.2 Adjustment upon Changes in Capitalization, Etc. In the event of any merger, reorganization, consolidation, recapitalization, dividend (other than a cash dividend), stock split, reverse stock split, or other change in corporate structure affecting the Stock, such substitution or adjustment shall be made in the aggregate number of shares reserved for issuance under the Plan, in the number and exercise price of shares subject to outstanding Options, in the number of shares and in the number of shares subject to, and in the related terms of, other outstanding awards (including but not limited to awards of Restricted Stock, Deferred Stock, Stock Reload Options and Other Stock-Based Awards) granted under the Plan as may be determined to be appropriate by the Committee in order to prevent dilution or enlargement of rights, provided that any fractional shares resulting from such adjustment shall be eliminated by rounding to the next lower whole number of shares.

Section 4. Eligibility.

4.1 General. Awards may be made or granted to key employees, officers, directors and consultants who are deemed to have rendered or to be able to render significant services to the Company or its Subsidiaries and who are deemed to have contributed or to have the potential to contribute to the success of the Company. No Incentive Stock Option shall be granted to any person who is not an employee of the Company or a Subsidiary at the time of grant.

4.2 Directors' Awards. [Intentionally Omitted]

Section 5. Stock Options.

5.1 Grant and Exercise. Stock Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Non-Qualified Stock Options. Any Stock Option granted under the Plan shall contain such terms, not inconsistent with this Plan, or with respect to Incentive Stock Options, the Code, as the Committee may from time to time approve. The Committee shall have the authority to grant Incentive Stock Options, Non-Qualified Stock Options, or both types of Stock Options and may be granted alone or in addition to other awards granted under the Plan. To the extent that any Stock Option intended to qualify as an Incentive Stock Option does not so qualify, it shall constitute a separate Non-Qualified Stock Option. An Incentive Stock Option may only be granted within the ten year period commencing from the Effective Date and may only be exercised within ten years of the date of grant (or five years in the case of an Incentive Stock Option granted to optionee ("10% Stockholder") who, at the time of grant, owns Stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or a Parent or Subsidiary.

5.2 Terms and Conditions. Stock Options granted under the Plan shall be subject to the following terms and conditions:

(a) Exercise Price. The exercise price per share of Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant and may be less than 100% of the Fair Market Value of the Stock as defined above; provided, however, that (i) the exercise price of an Incentive Stock Option shall not be less than 100% of the Fair Market Value of the Stock (110%, in the case of 10% Stockholder); and (ii) the exercise price of a Non-Qualified Stock Option shall not be less than 85% of the Fair Market Value of the Stock as defined above.

(b) Option Term. Subject to the limitations in Section 5.1, the term of each Stock Option shall be fixed by the Committee.

(c) Exercisability. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee. If the Committee provides, in its discretion, that any Stock Option is exercisable only in installments, i.e., that it vests over time, the Committee may waive such installment exercise provisions at any time at or after the time of grant in whole or in part, based upon such factors as the Committee shall determine.

(d) Method of Exercise. Subject to whatever installment, exercise and waiting period provisions are applicable in a particular case, Stock Options may be exercised in whole or in part at any time during the term of the Option, by giving written notice of exercise to the Company specifying the number of shares of Stock to be purchased. Such notice shall be accompanied by payment in full of the purchase price, which shall be in ash or, unless otherwise provided in the Agreement, in shares of Stock including Restricted Stock and other contingent awards under this Plan) or, partly in cash and partly in such Stock, or such other means which the Committee determines are consistent with the Plan's purpose and applicable law. Cash payments shall be made by wire transfer, certified or bank check or personal check, in each case payable to the order of the Company; provided, however, that the Company shall not be required to deliver certificates for shares of Stock with respect to which an Option is exercised until the Company has confirmed the receipt of good and available funds in payment of the purchase price thereof. Payments in the form of Stock shall be valued at the Fair Market Value of a share of Stock on the date prior to the date of exercise. Such payments shall be made by delivery of stock certificates in negotiable form which are effective to transfer good and valid title thereto to the Company, free of any liens or encumbrances. Subject to the terms of the Agreement, the Committee may, in its sole discretion, at the request of the Holder, deliver upon the exercise of a Non-Qualified Stock Option a combination of shares of Deferred Stock and Common Stock; provided that, notwithstanding the provisions of Section 8 of the Plan, such Deferred Stock shall be fully vested and not subject to forfeiture. A Holder shall have none of the rights of a stockholder with respect to the shares subject to the Option until such shares shall be transferred to the Holder upon the exercise of the Option.

(e) Transferability. No Stock Option shall be transferable by the Holder otherwise than by will or by the laws of descent and distribution, and all Stock Options shall be exercisable, during the Holder's lifetime, only by the Holder.

(f) Termination by Reason of Death. If a Holder's employment by the Company or a Subsidiary terminates by reason of death, any Stock Option held by such Holder, unless otherwise determined by the Committee at the time of grant and set forth in the Agreement, shall be fully vested and may thereafter be exercised by the legal representative of the estate or by the legatee of the Holder under the will of the Holder, for a period of one year (or such other greater or lesser period as the Committee may specify at grant) from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter.

(g) Termination by Reason of Disability. If a Holder's employment by the Company or any Subsidiary terminates by reason of Disability, any Stock Option held by such Holder, unless otherwise determined by the Committee at the time of grant and set forth in the Agreement, shall be fully vested and may thereafter be exercised by the Holder for a period of one year (or such other greater or lesser period as the Committee may specify at the time of grant) from the date of such termination of employment or until the expiration of the stated term of such Stock Option, whichever period is the shorter.

(h) Other Termination. Subject to the provisions of Section 12.3 below and unless otherwise determined by the Committee at the time of grant and set forth in the Agreement, if a Holder is an employee of the Company or a Subsidiary at the time of grant and if such Holder's employment by the Company or any Subsidiary terminates for any reason other than death or Disability, the Stock Option shall thereupon automatically terminate, except that if the Holder's employment is terminated by the Company or a Subsidiary without cause or due to Normal Retirement, then the portion of such Stock Option which has vested on the date of termination of employment may be exercised for the lesser of three months after termination of employment or the balance of such Stock Option's term.

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

(i) Additional Incentive Stock Option Limitation. In the case of an Incentive Stock Option, the amount of aggregate Fair Market Value of Stock (determined at the time of grant of the Option) with respect to which Incentive Stock Options are exercisable for the first time by a Holder during any calendar year (under all such plans of the Company and its Parent and any Subsidiary) shall not exceed $100,000.

(j) Buyout and Settlement Provisions. The Committee may at any time offer to buy out a Stock Option previously granted, based upon such terms and conditions as the Committee shall establish and communicate to the Holder at the time that such offer is made.

(k) Stock Option Agreement. Each grant of a Stock Option shall be confirmed by, and shall be subject to the terms of, the Agreement executed by the Company and the Holder.

5.3 Stock Reload Option. The Committee may also grant to the Holder (concurrently with the grant of an Incentive Stock Option and at or after the time of grant in the case of a Non-Incentive Stock Option) a Stock Reload Option up to the amount of shares of Stock held by the Holder for at least six months and used to pay all or part of the exercise price of an Option and, if any, withheld by the Company as payment for withholding taxes. Such Stock Reload Option shall have an exercise price of the Fair Market Value as of the date of the Stock Reload Option grant. Unless the Committee determines otherwise, a Stock Reload Option may be exercised commencing one year after it is granted and shall expire on the date of expiration of the Option to which the Reload Option is related.

Section 6. Stock Appreciation Rights. [Intentionally omitted.]

Section 7. Restricted Stock.

7.1 Grant. Shares of Restricted Stock may be awarded either alone or in addition to other awards granted under the Plan. The Committee shall determine the eligible persons to whom, and the time or times at which, grants of Restricted Stock will be awarded, the number of shares to be awarded, the price (if any) to be paid by the Holder, the time or times within which such awards may be subject to forfeiture (the "Restriction Period"), the vesting schedule and rights to acceleration thereof, and all other terms and conditions of the awards.

7.2 Terms and Conditions. Each Restricted Stock award shall be subject to the following terms and conditions:

(a) Certificates. Restricted Stock, when issued, will be represented by a stock certificate or certificates registered in the name of the Holder to whom such Restricted Stock shall have been awarded. During the Restriction Period, certificates representing the Restricted Stock and any securities constituting Retained Distributions (as defined below) shall bear a legend to the effect that ownership of the Restricted Stock (and such Retained Distributions), and the enjoyment of all rights appurtenant thereto, are subject to the restrictions, terms and conditions provided in the Plan and the Agreement. Such certificates shall be deposited by the Holder with the Company, together with stock powers or other instruments of assignment, each endorsed in blank, which will permit transfer to the Company of all or any portion of the Restricted Stock and any securities constituting Retained Distributions that shall be forfeited or that shall not become vested in accordance with the Plan and the Agreement.

(b) Rights of Holder. Restricted Stock shall constitute issued and outstanding shares of Common Stock for all corporate purposes. The Holder will have the to vote such Restricted Stock, to receive and retain all regular cash dividends and other cash equivalent distributions as the Board may in its sole discretion designate, pay or distribute on such Restricted Stock and to exercise all other rights, powers and privileges of a holder of Common Stock with respect to such Restricted Stock, with the exceptions that (i) the Holder will not be entitled to delivery of the stock certificate or certificates representing such Restricted Stock until the Restriction Period shall have expired and unless all other vesting requirements with respect thereto shall have been fulfilled; (ii) the Company will retain custody of the stock certificate or certificates representing the Restricted Stock during the Restriction Period; (iii) other than regular cash dividends and other cash equivalent distributions as the Board may in its sole discretion designate, pay or distribute, the Company will retain


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

custody of all distributions ("Retained Distributions") made or declared with respect to the Restricted Stock (and such Retained Distributions will be subject to the same restrictions, terms and conditions as are applicable to the Restricted Stock) until such time, if ever, as the Restricted Stock with respect to which such Retained Distributions shall have been made, paid or declared shall have become vested and with respect to which the Restriction Period shall have expired; (iv) a breach of any of the restrictions, terms or conditions contained in this Plan or the Agreement or otherwise established by the Committee with respect to any Restricted Stock or Retained Distributions will cause a forfeiture of such Restricted Stock and any Retained Distributions with respect thereto.

(c) Vesting; Forfeiture. Upon the expiration of the Restriction Period with respect to each award of Restricted Stock and the satisfaction of any other applicable restrictions, terms and conditions (i) all or part of such Restricted Stock shall become vested in accordance with the terms of the Agreement, and
(ii) any Retained Distributions with respect to such Restricted Stock shall become vested to the extent that the Restricted Stock related thereto shall have become vested. Any such Restricted Stock and Retained Distributions that do not vest shall be forfeited to the Company and the Holder shall not thereafter have any rights with respect to such Restricted Stock and Retained Distributions that shall have been so forfeited.

Section 8. Deferred Stock.

8.1 Grant. Shares of Deferred Stock may be awarded either alone or in addition to other awards granted under the Plan. The Committee shall determine the eligible persons to whom and the time or times at which grants of Deferred Stock shall be awarded, the number of shares of Deferred Stock to be awarded to any person, the duration of the period (the "Deferral Period") during which, and the conditions under which receipt of the shares will be deferred, and all other terms and conditions of the awards.

8.2 Terms and Conditions. Each Deferred Stock award shall be subject to the following terms and conditions:

(a) Certificates. At the expiration of the Deferral Period (or the Additional Deferral Period referred to in Section 8.2(c) below, where applicable), share certificates shall be delivered to the Holder, or his legal representative, representing the number equal to the shares covered by the Deferred Stock award.

(b) Vesting; Forfeiture. Upon the expiration of the Deferral Period (or the Additional Deferral Period, where applicable) with respect to each award of Deferred Stock and the satisfaction of any other applicable limitations, terms or conditions, such Deferred Stock shall become vested in accordance with the terms of the Agreement. Any Deferred Stock that does not vest shall be forfeited to the Company and the Holder shall not thereafter have any rights with respect to such Deferred Stock that has been so forfeited.

(c) Additional Deferral Period. A Holder may request to, and the Committee may at any time, defer the receipt of an award (or an installment of an award) for an additional specified period or until a specified event (the "Additional Deferral Period"). Subject to any exceptions adopted by the Committee, such request must generally be made at least one year prior to expiration of the Deferral Period for such Deferred Stock award (or such installment).

Section 9. Other Stock-Based Awards.

9.1 Grant and Exercise. Other Stock-Based Awards may be awarded, subject to limitations under applicable laws, which are denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares of Common Stock, as deemed by the Committee to be consistent with the purposes of the Plan including, without limitation, purchase rights, shares of Common Stock awarded which are not subject to any restrictions or conditions, convertible or exchangeable debentures, or other rights convertible into shares of Common Stock and awards valued by reference to the value of securities of or the performance of specified Subsidiaries. Other Stock-Based Awards may be awarded either alone or in addition to or in tandem with any Other Awards under this Plan or any other plan of the Company.

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


9.2 Eligibility. The Committee shall determine the eligible persons to whom and the time or times at which grants of such awards shall be made, the number of shares of Common Stock to be awarded pursuant to such awards, and all other terms and conditions of the awards.

9.3 Terms and Conditions. Each Other Stock-Based Award shall be subject to such terms and conditions as may be determined by the Committee.

Section 10. Amendment and Termination.

The Board may at any time, and from time to time, amend, alter, suspend or discontinue any of the provisions of the Plan, but no amendment, alteration, suspension or discontinuance shall be made which would impair the rights of a Holder under any Agreement theretofore entered into hereunder, without his consent.

Section 11. Term of Plan.

11.1 Effective Date. The Plan shall be effective as of June 17, 2003 ("Effective Date"). Any awards granted under the Plan prior to approval of the Plan by the shareholders of the Company shall be effective when made (unless otherwise specified by the Committee at the time of grant), but may be, but are not necessarily required to be, conditioned upon and/or subject to, such approval of the Plan by the Company's stockholders.

11.2 Termination Date. Unless terminated by the Board, this Plan shall continue to remain effective until such time no further awards may be granted and all awards granted under the Plan are no longer outstanding.

Notwithstanding the foregoing, grants of Incentive Stock Options may only be made during the ten year period following the Effective Date.

 Section 12. General Provisions.

12.1 Written Agreements. Each Stock Option, Restricted Stock or Deferred Stock award granted under the Plan shall be confirmed by, and shall be subject to the terms of the Agreement executed by the Company and the Holder. The Committee may terminate any award made under the Plan if the Agreement relating thereto is not executed and returned to the Company within sixty (60) days after the Agreement has been delivered to the Holder for his or her execution.

12.2 Unfunded Status of Plan. The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Holder by the Company, nothing contained herein shall give any such Holder any rights that are greater than those of a general creditor of the Company.

12.3 Employees.

(a) Engaging in Competition with the Company. In the event an employee Holder terminates his employment with the Company or a Subsidiary for any reason whatsoever, and within one year after the date thereof accepts employment with any competitor of, or otherwise engages in competition with, the Company, the Committee, in its sole discretion may require such Holder to return to the Company the economic value of any award which was realized or obtained (measured at the date of exercise, vesting or payment) by such Holder at any time during the period beginning on that date which is six months prior to the date of such Holder's termination of employment with the Company.

(b) Termination for Cause. The Committee may, in the event an employee is terminated for cause, annul any award granted under this Plan to such employee and, in such event, the Committee, in its sole discretion, may require such Holder to return to the Company the economic value of any award which was realized or obtained (measured at the date of exercise, vesting or payment) by such Holder at any time during the period beginning on that date which is six months prior to the date of such Holder's termination of employment with the Company.

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

(c) No Right of Employment. Nothing contained in the Plan or in any award hereunder shall be deemed to confer upon any employee of the Company or any Subsidiary any right to continued employment with the Company or any Subsidiary, nor shall it interfere in any way with the right of the Company or any Subsidiary to terminate the employment of any of its employees at any time.

12.4 Investment Representations. The Committee may require each person acquiring shares of Stock pursuant to a Stock Option or other award under the Plan to represent to and agree with the Company in writing that the Holder is acquiring the shares for investment without a view to distribution thereof.

12.5 Additional Incentive Arrangements. Nothing contained in the Plan shall prevent the Board from adopting such other or additional incentive arrangements as it may deem desirable, including, but not limited to, the granting of stock options and the awarding of stock and cash otherwise than under the Plan; and such arrangements may be either generally applicable or applicable only in specific cases.

12.6 Withholding Taxes. Not later than the date as of which an amount first becomes includable in the gross income of the Holder for Federal income tax purposes with respect to any Option or other award under the Plan, the Holder shall pay to the Company, or make arrangements satisfactory to the Committee regarding the payment of, any Federal, state and local taxes of any kind required by law to be withheld or paid with respect to such amount. If permitted by the Committee, tax withholding or payment obligations may be settled with Common Stock, including Common Stock that is part of the award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional upon such payment or arrangements satisfactory to the Company and the Company or the Holder's employer (if not the Company) shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Holder from the Company or any Subsidiary.

12.7 Other Benefit Plans. Any award granted under the Plan shall not be deemed compensation for purposes of computing benefits under any retirement plan of the Company or any Subsidiary and shall not affect any benefits under any other benefit plan no or subsequently in effect under which the availability or amount of benefits is related to the level of compensation (unless required by specific reference in any such other plan to awards under this Plan).

12.8 Non-Transferability. Except as otherwise expressly provided in the Plan, no right or benefit under the Plan may be alienated, sold, assigned, hypothecated, pledged, exchanged, transferred, encumbered or charged, and any attempt to alienate, sell, assign, hypothecate, pledge, exchange, transfer, encumber or charge the same shall be void.

12.9 Applicable Laws. The obligations of the Company with respect to all Stock Options and awards under the Plan shall be subject to (i) all applicable laws, rules and regulations and such approvals by any governmental agencies as may be required, including, without limitation, the effectiveness of a registration statement under the Securities Act of 1933, as amended, and (ii) the rules and regulations of any securities exchange on which the Stock may be listed.

12.10 Conflicts. If any of the terms or provisions of the Plan conflict with the requirements of (with respect to Incentive Stock Options), Section 422 of the Code, then such terms or provisions shall be deemed inoperative to the extent they so conflict with the requirements of said Section 422 of the Code.
Additionally, if this Plan does not contain any provision required to be included herein under Section 422 of the Code, such provision shall be deemed to be incorporated herein with the same force and effect as if such provision had been set out at length herein.

12.11 Non-Registered Stock. The shares of Stock being distributed under this Plan have not been registered under the Securities Act of 1933, as amended (the "1933 Act"), or any applicable state or foreign securities laws and the Company may, but has no obligation to any Holder to, register the Stock or assist Holder in obtaining an exemption from the various registration requirements, or list the Stock on a national securities exchange or inter-dealer quotation system.

12.12 Governing Law. The Plan and all awards made and actions taken there under shall be governed by and construed in accordance with the laws of the State of Nevada (without regard to choice of law provisions).

By:///Signed///

    ----------------------------
    Marc Crimeni, President, Director

By ///Signed///
   -----------------------------
   Robert Harris, Director






















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